EXHIBIT 99.1

BROADRIDGE REPORTS SECOND QUARTER AND SIX MONTHS FISCAL YEAR 2020 RESULTS
Recurring Fee Revenues Rise 7%
Strong Year-to-Date Closed Sales of $83 million
Reaffirming Fiscal 2020 Revenue and Closed Sales Guidance with Adjusted EPS at Low End of Range
Updating GAAP Guidance for 2Q Acquisitions and Broadridge Private CloudTM Launch
NEW YORK, N.Y., January 31, 2020 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the second quarter and six months ended December 31, 2019 of its fiscal year 2020. Results compared with the same period last year were as follows:

Summary Financial Results	Second Quarter			Six Months
Dollars in millions, except per share data	2020	2019	Change	2020	2019	Change

Total revenues	$969	$953	2%	$1,917	$1,926
Recurring fee revenues	648	604	7%	1,272	1,179	8%

Operating income	27	78	(66)%	100	178	(44)%
Operating income margin	2.8%	8.2%		5.2%	9.3%

Adjusted Operating income - Non-GAAP	94	101	(7)%	198	224	(12)%
Adjusted Operating income margin - Non-GAAP	9.7%	10.6%		10.3%	11.6%

Diluted EPS	$0.09	$0.42	(79)%	$0.56	$1.06	(47)%
Adjusted EPS - Non-GAAP	$0.53	$0.56	(5)%	$1.22	$1.35	(10)%

Closed sales	$45	$106	(57)%	$83	$124	(33)%

“Broadridge continued to execute well in a mixed quarter. Recurring revenues rose 7% to $648 million, driven by strong revenue from sales as well as contributions from recent acquisitions,” said Tim Gokey, Broadridge’s Chief Executive Officer. “Event-driven activity declined 36%, leading to a 5% decline in Adjusted EPS in a seasonally small quarter. Importantly, demand remains robust with strong Closed sales and performance by our recent acquisitions.

“As we enter the more significant second half, we expect a pick-up in organic growth and full-year Recurring revenue growth of 8-10%. We also expect to deliver within our 8-12% Adjusted EPS guidance, albeit at the low end. We continue to be well on-track to achieve the three-year objectives laid out at our 2017 Investor Day, including the high end of our Adjusted EPS objectives,” Mr. Gokey added. “Broadridge remains very well-positioned for growth, and we continue to invest in new products and technology to create value.”

Fiscal Year 2020 Financial Guidance - Updated

Change / Update[1]
Recurring fee revenue growth	8-10%	No change
Total revenue growth	3-6%	No change

Operating income margin - GAAP	~14%	Reduced from ~15%[2]
Adjusted Operating income margin - Non-GAAP	~18%	No change

Diluted earnings per share growth	(4)-0%	Reduced from 5-9%[2]
Adjusted earnings per share growth - Non-GAAP	8-12%	Expected to be at low end of range

Closed sales	$190-230M	No change

(1) From full-year guidance provided in earnings release Q1 FY20 on 11/6/2019
(2) Fiscal Year 2020 GAAP Operating income margin and Diluted EPS growth guidance has been updated to reflect the impact of acquisitions made in the second quarter and the impact of the IBM Private Cloud Charges
Financial Results for the Second Quarter Fiscal Year 2020 compared to the Second Quarter Fiscal Year 2019
•Total revenues increased 2% to $969 million from $953 million in the prior year period.
◦Recurring fee revenues increased 7% to $648 million from $604 million. The increase in recurring fee revenues includes 6pts of growth from acquisitions. Organic growth was 1.5%.
◦Event-driven fee revenues decreased $17 million, or 36%, to $31 million, mainly from lower mutual fund proxy activity.
◦Distribution revenues decreased $6 million, or 2%, to $317 million, primarily from the decrease in event-driven fee revenues.
•Operating income was $27 million, a decrease of $51 million, or 66%. Operating income margin decreased to 2.8%, compared to 8.2% for the prior year period.
◦Adjusted Operating income was $94 million, a decrease of $7 million, or 7%. Adjusted Operating income margin decreased to 9.7%, compared to 10.6% for the prior year period.
◦The decrease in Operating income was primarily due to higher acquisition amortization expense, charges associated with the Company's new private cloud services agreement with IBM (the “IBM Private Cloud Agreement”), and the decrease in event-driven fee revenues. The decrease in Adjusted Operating income was primarily due to the decrease in event-driven fee revenues.
•Interest expense, net was $14 million, an increase of $3 million, or 30%, primarily due to an increase in interest expense from higher borrowings related to acquisitions.
•The effective tax rate was 3.8% compared to 22.4% in the Second Quarter 2019. The effective tax rate was impacted by discrete tax items relative to pre-tax income, including excess tax benefits of $2.2 million, which increased from $0.8 million in the Second Quarter 2019.
•Net earnings decreased 80% to $10 million and Adjusted Net earnings decreased 7% to $62 million.
◦Diluted earnings per share decreased 79% to $0.09, compared to $0.42 in the Second Quarter 2019 and Adjusted earnings per share decreased 5% to $0.53, compared to $0.56 in the Second Quarter 2019.
◦The decrease in Diluted earnings per share was primarily due to higher acquisition amortization expense, charges associated with the IBM Private Cloud Agreement, and a decrease in event-driven fee revenues. The decrease in Adjusted earnings per share was primarily due to a decrease in event-driven fee revenues.

Segment and Other Results for the Second Quarter 2020 compared to Second Quarter 2019
The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions segment are now reported within the Global Technology and Operations segment. As a result, our prior period segment results have been revised to reflect this change.
Investor Communication Solutions (“ICS”)
•ICS total revenues were $716 million, a decrease of $12 million, or 2%.
◦Recurring fee revenues increased $11 million, or 3%, to $368 million. The increase was attributable to revenues from net new business (3pts) and acquisition growth (3pts), partially offset by internal growth (-3pts).
◦Event-driven fee revenues decreased $17 million, or 36%, to $31 million, mainly from lower mutual fund proxy activity compared to the Second Quarter 2019.
◦Distribution revenues decreased $6 million, or 2%, to $317 million, primarily from the decrease in event-driven activity.
•ICS earnings before income taxes were $22 million, a decrease of $15 million, or 40%, primarily due to the decrease in event-driven fee revenues more than offsetting the contribution from higher recurring fee revenues. Pre-tax margins decreased to 3.1% from 5.1%.
Global Technology and Operations (“GTO”)
•GTO recurring fee revenues were $281 million, an increase of $34 million, or 14%. The increase was attributable to the combination of revenues from acquisitions (10pts) and organic growth (4pts).
•GTO earnings before income taxes were $49 million, an increase of $2 million, or 3%, compared to $48 million in the prior year period. The increased earnings were primarily due to higher organic revenues, partially offset by the impact of expenditures to implement and support new business. Pre-tax margins decreased to 17.4% from 19.2%.
Other
•Other Loss before income tax increased 144% to $68 million from $28 million in the Second Quarter 2019. The increased loss was primarily due to charges associated with the IBM Private Cloud Agreement, and higher interest expense compared to the prior year period.
Financial Results for the Six Months Fiscal Year 2020 compared to the Six Months Fiscal Year 2019
•Total revenues fell slightly to $1,917 million from $1,926 million in the prior year period.
◦Recurring fee revenues increased 8% to $1,272 million from $1,179 million. The increase in recurring fee revenues includes 6pts of growth from acquisitions.
◦Event-driven fee revenues decreased $54 million, or 43%, to $71 million, mainly from lower mutual fund proxy activity.
◦Distribution revenues decreased $33 million, or 5%, to $630 million, primarily from the decrease in event-driven fee revenues.
•Operating income was $100 million, a decrease of $78 million, or 44%. Operating income margin decreased to 5.2%, compared to 9.3% in the prior year period.
◦Adjusted Operating income was $198 million, a decrease of $26 million, or 12%. Adjusted Operating income margin decreased to 10.3%, compared to 11.6% for the prior year period.
◦The decrease in Operating income was primarily due to higher acquisition amortization expense, charges associated with the IBM Private Cloud Agreement, and the decrease in event-driven fee revenues. The decrease in Adjusted Operating income was primarily due to the decrease in event-driven fee revenues.

•Interest expense, net was $27 million, an increase of $7 million, or 32%, primarily due to an increase in interest expense from higher borrowings related to acquisitions.
•The effective tax rate was 11.2% compared to 17.6% in the prior year period. The effective tax rate was impacted by discrete tax items relative to pre-tax income, including excess tax benefits of $8 million, unchanged from $8 million in the prior year period.
•Net earnings decreased 48% to $66 million and Adjusted Net earnings decreased 12% to $142 million.
◦Diluted earnings per share decreased 47% to $0.56, compared to $1.06 in the prior year period and Adjusted earnings per share decreased 10% to $1.22, compared to $1.35 in the prior year period.
◦The decrease in Diluted earnings per share was primarily due to higher acquisition amortization expense, charges associated with the IBM Private Cloud Agreement, and a decrease in event-driven fee revenues. The decrease in Adjusted earnings per share was primarily due to a decrease in event-driven fee revenues.

Segment and Other Results for the Six Months Fiscal Year 2020 compared to the Six Months Fiscal Year 2019
The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions segment are now reported within the Global Technology and Operations segment. As a result, our prior period segment results have been revised to reflect this change.
Investor Communication Solutions
•ICS total revenues were $1,418 million, a decrease of $65 million, or 4%.
◦Recurring fee revenues increased $23 million, or 3%, to $717 million. The increase was attributable to the combination of revenues from acquisitions (2pts) and organic growth (1pt).
◦Event-driven fee revenues decreased $54 million, or 43%, to $71 million, mainly from lower mutual fund proxy activity compared to the prior year period.
◦Distribution revenues decreased $33 million, or 5%, to $630 million, primarily from the decrease in event-driven activity.
•ICS earnings before income taxes were $45 million, a decrease of $51 million, or 53%, primarily due to decreased event-driven fee revenues more than offsetting the contribution from higher recurring fee revenues. Pre-tax margins decreased to 3.2% from 6.4%.
Global Technology and Operations
•GTO recurring fee revenues were $555 million, an increase of $69 million, or 14%. Revenue from acquisitions contributed (11pts) to the increase.
•GTO earnings before income taxes were $105 million, an increase of $11 million, or 12%, compared to $94 million in the prior year period. The increased earnings were primarily due to higher revenues from acquisitions, including software license sales, and higher organic revenues, partially offset by the impact of expenditures to implement and support new business. Pre-tax margins decreased to 19.0% from 19.4%.
Other
•Other Loss before income tax increased 75% to $89 million from $51 million in the six months ended December 31, 2019. The increased loss was primarily due to charges associated with the IBM Private Cloud Agreement, and higher interest expense compared to the prior year period.

Launch of Broadridge Private Cloud
On December 31, 2019, Broadridge and IBM entered into the IBM Private Cloud Agreement under which IBM will operate, manage and support the Broadridge Private Cloud, the Company’s private cloud global distributed platforms and products. This agreement has an initial term of approximately 10 years and three months, expiring on March 31, 2030. As a result of this agreement, Broadridge expects to transfer the ownership of certain Company-owned hardware located at Company facilities worldwide along with the Company’s maintenance agreements associated with such hardware to IBM. Accordingly, the Company has recorded charges of $33.4 million representing a charge on the hardware assets to be transferred to IBM and other charges related to the IBM Private Cloud Agreement (the “IBM Private Cloud Charges”).
Second Quarter 2020 Acquisitions
Broadridge completed three primary acquisitions in the Second Quarter 2020, with an aggregate purchase price of approximately $227 million.
•Shadow Financial Systems, Inc. (“Shadow Financial”): In October 2019, the Company acquired Shadow Financial, a provider of multi-asset class post-trade solutions for the capital markets industry. The acquisition builds upon Broadridge’s post-trade processing capabilities by adding a market-ready solution for exchanges, inter-dealer brokers and proprietary trading firms. In addition, the acquisition adds capabilities across exchange traded derivatives and cryptocurrency. The purchase price was approximately $39 million.
•Fi360, Inc.: In November 2019, the Company acquired Fi360, Inc., a provider of fiduciary and Regulation Best Interest solutions for the wealth and retirement industry, including the accreditation and continuing education for the Accredited Investment Fiduciary® (AIF®) Designation, the leading designation focused on fiduciary responsibility. The acquisition is expected to enhance Broadridge’s retirement solutions by providing wealth and retirement advisors with fiduciary tools that will complement its Matrix trust and trading platform and further strengthen Broadridge’s data and analytics tools and solutions suite. The purchase price was approximately $120 million.
•Clear Structure Financial Technology, LLC (“ClearStructure”): In November 2019, the Company acquired ClearStructure, a global provider of portfolio management solutions for the private debt markets. ClearStructure’s component services are expected to enhance Broadridge’s existing multi-asset class, front-to-back office asset management technology suite, providing Broadridge clients with a capability to access the public and private markets. The purchase price was approximately $69 million.
Third Quarter 2020 Acquisition
In January 2020, the Company signed an agreement to acquire FundsLibrary Limited (“FundsLibrary”), a leader in fund document and data dissemination in the European market. The combination of FundsLibrary’s capabilities with Broadridge’s existing regulatory communications offerings is expected to enable Broadridge to reduce complexity and cost for global fund managers, helping them to increase distribution opportunities and meet their regulatory requirements across multiple jurisdictions. The acquisition is expected to close in February 2020, with an expected purchase price of approximately $69 million net of cash acquired and subject to normal closing adjustments.

Earnings Conference Call
An analyst conference call will be held today, Friday, January 31, 2020 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through February 14, 2020, the recording will also be available by dialing 1-877-344-7529 passcode: 10136507 within the United States or 1-412-317-0088 passcode: 10136507 for international callers.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. generally accepted accounting principles (“GAAP”) except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, for internal planning and forecasting purposes and in the calculation of performance-based compensation. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operating performance. These adjusted measures exclude the impact of: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, and (iii) IBM Private Cloud Charges. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. IBM Private Cloud Charges represent a charge on the hardware assets to be transferred to IBM and other charges related to the IBM Private Cloud Agreement.
We exclude IBM Private Cloud Charges from our Adjusted Operating income and other earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and this item does not reflect ordinary operations or earnings. We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company’s capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2020 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year 2019 (the “2019 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2019 Annual Report.
These risks include:
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•declines in participation and activity in the securities markets;
•the failure of Broadridge’s key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market and economic conditions and their impact on the securities markets;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•Broadridge’s ability to attract and retain key personnel;
•the impact of new acquisitions and divestitures; and
•competitive conditions.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4 billion global Fintech leader, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than U.S.$7 trillion in fixed income and equity securities trades per day. Broadridge is part of the S&P 500® Index and employs over 11,000 associates in 18 countries.
For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors:
W. Edings Thibault

Investor Relations
(516) 472-5129
Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Revenues	$968.7	$953.4	$1,917.2	$1,926.2
Operating expenses:
Cost of revenues	780.9	734.0	1,508.4	1,473.0
Selling, general and administrative expenses	161.0	141.2	309.0	274.9
Total operating expenses	941.9	875.2	1,817.3	1,747.9
Operating income	26.8	78.2	99.9	178.3
Interest expense, net	(13.9)	(10.7)	(27.0)	(20.4)
Other non-operating income (expenses), net	(2.4)	(3.2)	1.4	(4.4)
Earnings before income taxes	10.5	64.3	74.3	153.6
Provision for income taxes	0.4	14.4	8.3	27.0
Net earnings	$10.1	$49.9	$66.0	$126.6

Basic earnings per share	$0.09	$0.43	$0.58	$1.09
Diluted earnings per share	$0.09	$0.42	$0.56	$1.06

Weighted-average shares outstanding:
Basic	114.7	116.3	114.5	116.3
Diluted	117.2	119.1	117.1	119.4

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	December 31, 2019	June 30, 2019
Assets
Current assets:
Cash and cash equivalents	$234.0	$273.2
Accounts receivable, net of allowance for doubtful accounts of $2.7 and $2.6, respectively	616.0	664.0
Other current assets	160.7	105.2
Total current assets	1,010.6	1,042.3
Property, plant and equipment, net	137.5	189.0
Goodwill	1,660.8	1,500.0
Intangible assets, net	611.2	556.2
Other non-current assets	964.5	593.1
Total assets	$4,384.6	$3,880.7
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$399.5	$—
Payables and accrued expenses	615.4	711.7
Contract liabilities	109.9	90.9
Total current liabilities	1,124.8	802.6
Long-term debt	1,449.3	1,470.4
Deferred taxes	98.9	86.7
Contract liabilities	150.3	160.7
Other non-current liabilities	435.9	232.8
Total liabilities	3,259.2	2,753.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: 650.0 shares authorized; 154.5 and 154.5 shares issued, respectively; and 114.8 and 114.3 shares outstanding, respectively	1.6	1.6
Additional paid-in capital	1,150.1	1,109.3
Retained earnings	2,030.1	2,087.7
Treasury stock, at cost: 39.7 and 40.2 shares, respectively	(1,988.7)	(1,999.8)
Accumulated other comprehensive loss	(67.7)	(71.2)
Total stockholders’ equity	1,125.4	1,127.5
Total liabilities and stockholders’ equity	$4,384.6	$3,880.7

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Six Months Ended December 31,
	2019	2018
Cash Flows From Operating Activities
Net earnings	$66.0	$126.6
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	41.4	42.5
Amortization of acquired intangibles and purchased intellectual property	58.4	43.2
Amortization of other assets	49.7	44.6
Write-down of long-lived assets	31.8	—
Stock-based compensation expense	30.3	29.4
Deferred income taxes	(0.8)	(10.0)
Other	(12.9)	(13.4)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Decrease in Accounts receivable, net	53.2	11.0
Increase in Other current assets	(38.5)	(12.1)
Decrease in Payables and accrued expenses	(155.0)	(158.4)
Increase in Contract liabilities	11.5	13.3
Non-current assets and liabilities:
Increase in Other non-current assets	(167.7)	(87.3)
Increase in Other non-current liabilities	44.0	52.8
Net cash flows provided by operating activities	11.5	82.1
Cash Flows From Investing Activities
Capital expenditures	(31.6)	(21.0)
Software purchases and capitalized internal use software	(11.4)	(9.3)
Acquisitions, net of cash acquired	(269.6)	—
Other investing activities	(18.7)	(1.8)
Net cash flows used in investing activities	(331.2)	(32.0)
Cash Flows From Financing Activities
Debt proceeds	1,226.1	210.0
Debt repayments	(841.8)	(70.0)
Dividends paid	(117.2)	(99.0)
Purchases of Treasury Stock	—	(120.3)
Proceeds from exercise of stock options	21.6	19.1
Other financing activities	(8.3)	(1.8)
Net cash flows provided by (used in) financing activities	280.5	(61.9)
Effect of exchange rate changes on Cash and cash equivalents	—	(2.3)
Net change in Cash and cash equivalents	(39.2)	(14.1)
Cash and cash equivalents, beginning of period	273.2	263.9
Cash and cash equivalents, end of period	$234.0	$249.8

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Revenues
Investor Communication Solutions	$715.6	$727.8	$1,418.2	$1,482.8
Global Technology and Operations	280.9	247.0	554.8	485.4
Foreign currency exchange	(27.8)	(21.4)	(55.8)	(42.0)
Total	$968.7	$953.4	$1,917.2	$1,926.2

Earnings (Loss) before Income Taxes
Investor Communication Solutions	$22.1	$36.8	$45.1	$95.6
Global Technology and Operations	49.0	47.5	105.5	94.1
Other	(68.1)	(27.9)	(89.3)	(51.0)
Foreign currency exchange	7.5	7.9	13.0	15.0
Total	$10.5	$64.3	$74.3	$153.6

Pre-tax margins:
Investor Communication Solutions	3.1%	5.1%	3.2%	6.4%
Global Technology and Operations	17.4%	19.2%	19.0%	19.4%
Amounts may not sum due to rounding.

Note: The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions reportable segment are now reported within the Global Technology and Operations reportable segment. As a result, our prior period segment results have been revised to reflect this change in reporting segments, which resulted in transferring $10.4 million and $21.1 million of revenues, respectively, and $0.3 million and $0.4 million of earnings before income taxes, respectively, for the three and six months ended December 31, 2018.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended December 31,			Six Months Ended December 31,
Investor Communication Solutions	2019	2018	Change	2019	2018	Change
Equity Proxy	$42.2	$41.7	1%	$72.0	$72.7	(1)%
Mutual fund and exchange-traded funds (“ETF”) interims	65.1	60.7	7%	130.5	118.5	10%
Customer communications and fulfillment	176.6	182.6	(3)%	347.5	357.5	(3)%
Other ICS	83.5	71.9	16%	166.7	145.3	15%
Total ICS Recurring fee revenues	367.5	357.0	3%	716.7	694.0	3%

Equity and other	15.3	19.5	(22)%	32.8	43.6	(25)%
Mutual funds	15.7	28.6	(45)%	38.3	81.4	(53)%
Total ICS Event-driven fee revenues	31.0	48.1	(36)%	71.1	125.1	(43)%

Distribution revenues	317.0	322.7	(2)%	630.3	663.7	(5)%

Total ICS Revenues	$715.6	$727.8	(2)%	$1,418.2	$1,482.8	(4)%

Global Technology and Operations
Equities and Other	$237.2	$206.8	15%	$468.1	$405.3	15%
Fixed income	43.7	40.1	9%	86.8	80.1	8%
Total GTO Recurring fee revenues	280.9	247.0	14%	554.8	485.4	14%

Foreign currency exchange	(27.8)	(21.4)	30%	(55.8)	(42.0)	33%
Total Revenues	$968.7	$953.4	2%	$1,917.2	$1,926.2	—%

Revenues by Type
Recurring fee revenues	$648.4	$603.9	7%	$1,271.6	$1,179.5	8%
Event-driven fee revenues	31.0	48.1	(36)%	71.1	125.1	(43)%
Distribution revenues	317.0	322.7	(2)%	630.3	663.7	(5)%
Foreign currency exchange	(27.8)	(21.4)	30%	(55.8)	(42.0)	33%
Total Revenues	$968.7	$953.4	2%	$1,917.2	$1,926.2	—%
Amounts may not sum due to rounding.

Note: The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions reportable segment are now reported within the Global Technology and Operations reportable segment. As a result, our prior period segment results have been revised to reflect this change in reporting segments.

Select Operating Metrics
(Unaudited)

	Three Months Ended December 31,			Six Months Ended December 31,
In millions	2019	2018	% Change	2019	2018	% Change

Closed Sales	$45.1	$105.9	(57)%	$82.7	$124.3	(33)%

Record Growth[1]
Equity proxy	11%	15%		10%	15%
Mutual fund interims	6%	20%		4%	14%

Internal Trade Growth[2]
Equity	(16)%	16%		(12)%	18%
Fixed Income	6%	6%		12%	5%
Amounts may not sum due to rounding.

[1] Stock record growth and interim record growth measure the annual change in total positions eligible for equity proxies and mutual fund & ETF interims, respectively, for equities and mutual fund position data reported to Broadridge in both the current and prior year periods.

[2] Internal trade growth represents the growth in trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$26.8	$78.2	$99.9	$178.3
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	30.3	21.3	58.4	43.2
Acquisition and Integration Costs	3.4	1.3	5.9	2.2
IBM Private Cloud Charges	33.4	—	33.4	—
Adjusted Operating income (Non-GAAP)	$93.9	$100.8	$197.5	$223.7
Operating income margin (GAAP)	2.8%	8.2%	5.2%	9.3%
Adjusted Operating income margin (Non-GAAP)	9.7%	10.6%	10.3%	11.6%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$10.1	$49.9	$66.0	$126.6
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	30.3	21.3	58.4	43.2
Acquisition and Integration Costs	3.4	1.3	5.9	2.2
IBM Private Cloud Charges	33.4	—	33.4
Taxable adjustments	67.1	22.6	97.7	45.4
Tax impact of adjustments (a)	(14.8)	(5.3)	(21.3)	(10.3)
Adjusted Net earnings (Non-GAAP)	$62.4	$67.2	$142.3	$161.8

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$0.09	$0.42	$0.56	$1.06
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.26	0.18	0.50	0.36
Acquisition and Integration Costs	0.03	0.01	0.05	0.02
IBM Private Cloud Charges	0.28	—	0.28	—
Taxable adjustments	0.57	0.19	0.83	0.38
Tax impact of adjustments (a)	(0.13)	(0.04)	(0.18)	(0.09)
Adjusted earnings per share (Non-GAAP)	$0.53	$0.56	$1.22	$1.35

(a) Calculated using the GAAP effective tax rate, adjusted to exclude $2.2 million and $7.9 million of excess tax benefits associated with stock-based compensation for the three and six months ended December 31, 2019, and $0.8 million and $7.9 million of excess tax benefits associated with stock-based compensation for the three and six months ended December 31, 2018. For purposes of calculating Adjusted earnings per share, the same adjustments were made on a per share basis.
Amounts may not sum due to rounding.

Reconciliation of Free Cash Flow
Net cash flows provided by operating activities (GAAP)	$11.5	$82.1
Capital expenditures and Software purchases and capitalized internal use software	(43.0)	(30.3)
Free cash flow (Non-GAAP)	$(31.5)	$51.8

Fiscal Year 2020 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY20 Adjusted Earnings Per Share Growth Rate (a)
Diluted earnings per share (GAAP)	(4)-0%
Adjusted earnings per share (Non-GAAP)	8-12%

FY20 Adjusted Operating Income Margin (b)
Operating income margin % (GAAP)	~14%
Adjusted Operating income margin % (Non-GAAP)	~18%

(a) Adjusted earnings per share growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and IBM Private Cloud Charges, and is calculated using diluted shares outstanding. Fiscal year 2020 Non-GAAP Adjusted earnings per share guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and IBM Private Cloud Charges, net of taxes, of approximately $1.11 per share.

(b) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and IBM Private Cloud Charges. Fiscal year 2020 Non-GAAP Adjusted Operating income margin guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and IBM Private Cloud Charges of approximately $170 million.